                           RESTATED AND AMENDED BYLAWS

                                       OF

                             TELENETICS CORPORATION


                            A California corporation









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                                TABLE OF CONTENTS

         DESCRIPTION                                                    PAGE NO.

ARTICLE I.    CORPORATE OFFICES................................................1
         Section 1.  Principal Office..........................................1
         Section 2.  Other Offices.............................................1

ARTICLE II.    MEETINGS OF SHAREHOLDERS........................................1
         Section 1.  Place of Meetings.........................................1
         Section 2.  Annual Meeting............................................1
         Section 3.  Special Meeting...........................................1
         Section 4.  Notice of Shareholders' Meetings..........................2
         Section 5.  Manner of Giving Notice; Affidavit of Notice..............2
         Section 6.  Organization..............................................3
         Section 7.  Quorum....................................................3
         Section 8.  Adjourned Meeting; Notice.................................3
         Section 9.  Voting; Proxies...........................................3
         Section 10. Validation of Meetings; Waiver of Notice; Consent.........4
         Section 11. Shareholder Action by Written Consent Without
                     a Meeting.................................................4
         Section 12. Record Date for Shareholder Notice; Voting; Giving
                     Consents..................................................4
         Section 13. Inspectors of Election....................................5

ARTICLE III.    DIRECTORS......................................................5
         Section 1.  Powers....................................................5
         Section 2.  Number of Directors.......................................6
         Section 3.  Election and Term of Office of Directors..................6
         Section 4.  Resignations and Vacancies................................6
         Section 5.  Place of Meetings; Meetings by Telephone..................7
         Section 6.  Organization..............................................7
         Section 7.  Regular Meetings..........................................7
         Section 8.  Special Meetings; Notice..................................7
         Section 9.  Quorum....................................................7
         Section 10. Waiver of Notice..........................................8
         Section 11. Adjournment...............................................8
         Section 12. Notice of Adjournment.....................................8
         Section 13. Board Action by Written Consent Without A Meeting.........8
         Section 14. Advisory Directors........................................8
         Section 15. Fees and Compensation of Directors........................8

ARTICLE IV.    COMMITTEES......................................................9
         Section 1.  Committees of Directors...................................9
         Section 2.  Meetings and Actions of Committees........................9

ARTICLE V.    OFFICERS.........................................................9
         Section 1.  Officers..................................................9


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                           TABLE OF CONTENTS (CONT'D)

         DESCRIPTION                                                    PAGE NO.


         Section 2.  Election of Officers.....................................10
         Section 3.  Subordinate Officers.....................................10
         Section 4.  Removal and Resignation of Officers......................10
         Section 5.  Vacancies in Office......................................10
         Section 6.  Chairman of the Board....................................10
         Section 7.  President................................................10
         Section 8.  Vice Presidents..........................................10
         Section 9.  Secretary................................................11
         Section 10. Chief Financial Officer..................................11

ARTICLE VI.    INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC....................12
         Section 1.  Indemnification of Directors and Officers................12
         Section 2.  Indemnification of Others................................12
         Section 3.  Payment of Expenses in Advance...........................13
         Section 4.  Procedure for Effecting Indemnification..................13
         Section 5.  Indemnity Not Exclusive..................................13
         Section 6.  Insurance Indemnification................................13
         Section 7.  Conflicts................................................14

ARTICLE VII.    RECORDS AND REPORTS...........................................14
         Section 1.  Inspection of Share Register.............................14
         Section 2.  Maintenance and Inspection of Bylaws.....................14
         Section 3.  Maintenance and Inspection of Other Corporate Records....14
         Section 4.  Inspection by Directors..................................15
         Section 5.  Annual Report to Shareholders; Waiver....................15
         Section 6.  Financial Statements.....................................15
         Section 7.  Representation of Shares of Other Corporations...........16

ARTICLE VIII.    GENERAL MATTERS..............................................16
         Section 1.  Record Date for Purposes Other Than Notice and Voting....16
         Section 2.  Checks; Drafts; Evidences of Indebtedness................16
         Section 3.  Corporate Contracts and Instruments; How Executed........17
         Section 4.  Certificates for Shares..................................17
         Section 5.  Lost Certificates........................................17
         Section 6.  Accounting Year..........................................17
         Section 7.  Construction; Definitions................................17

ARTICLE IX.    AMENDMENTS.....................................................18
         Section 1.  Amendment By Shareholders................................18
         Section 2.  Amendment By Directors...................................18


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                           RESTATED AND AMENDED BYLAWS
                                       OF
                             TELENETICS CORPORATION



                                    ARTICLE I

                                CORPORATE OFFICES

         SECTION 1. PRINCIPAL OFFICE. The corporation may have its principal executive office at such place within or outside of the State of California as the Board of Directors may from time to time fix or the business of the corporation may require. The corporation may have additional offices at such places within or outside of the State of California as the Board of Directors may from time to time fix or the business of the corporation may require. Until changed by approval of a majority of the authorized members of the Board of Directors of the corporation, the principal executive office of the corporation shall be 26772 Vista Terrace Drive, Lake Forest, California.

         SECTION 2. OTHER OFFICES. The Board of Directors may at any time establish, or may designate an officer of the corporation to establish, branch or subordinate offices at any place or places where the corporation is qualified to do business, or as the business of the corporation may otherwise require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held on such date, at such time and at such place within or outside of the State of California as the Board of Directors may from time to time designate. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

         SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held within five (5) months after the close of the fiscal year of the corporation. At the annual meeting, the shareholders then entitled to vote shall elect the directors of the corporation and transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETING. A special meeting of the shareholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors or by any person or committee expressly so authorized by the Board of Directors, or by the Chairman of the Board or the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting and by no other person or persons.


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                  At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request, and to give due notice thereof to each shareholder of record entitled to vote at such meeting. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof within twenty (20) days after the receipt of the request, the person or persons calling the meeting may do so as provided in Section 601(c) of the General Corporation Law of the State of California.

         SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. Written notice of the place, date and hour of every meeting of the shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

                  Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to Section 310 (relating to interested director transactions), 902 (relating to amendment of articles), 1201 (relating to reorganization), 1900 (relating to voluntary dissolution) or 2007 (relating to distributions upon dissolution) of the General Corporation Law of the State of California shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

         SECTION 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the General Corporation Law of the State of California) on the record date for the shareholders' meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

                  If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

                  An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the Secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.


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         SECTION 6. ORGANIZATION. At every meeting of the stockholders, the
Chairman of the Board, or in the case of vacancy in office or absence of the Chairman of the Board, the President of the corporation, or such other person as may be designated by the Board of Directors, shall act as Chairman of such meeting, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and the assistant secretaries, a person appointed by the Chairman of the Meeting shall act as Secretary.

         SECTION 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to initially constitute a quorum.

         SECTION 8. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 7 of this Article II of these Bylaws.

                  When any meeting of shareholders, annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 9. VOTING; PROXIES. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of
Section 12 of this Article II of these Bylaws, subject to the provisions of Sections 702 through 704 of the General Corporation Law of the State of California (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

         Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock and the number of votes per share as designated in the designation of rights adopted with respect to each share of preferred stock registered in his name on the books of the corporation on the record date for such meeting. The vote upon any matter need not be by written ballot and need not be conducted by an inspector or inspectors of election unless the holders of a majority of the outstanding shares entitled to vote in person or by proxy at such meeting shall so determine. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.


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                  If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the General Corporation Law of the State of California or by the Articles of Incorporation of the corporation, as then in effect.

         SECTION 10. VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                  Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law of the State of California to be included in the notice of the meeting, but only if that objection is expressly made at the meeting.

         SECTION 11. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

         SECTION 12. RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record


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date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the records date, except as otherwise provided in the General Corporation Law of the State of California. If no record date is fixed by the Board of Directors, the record date: (i) for determining shareholders entitled to notice of, or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) for determining shareholders entitled to express consent to corporate action in writing without a meeting, to the extent permitted by these Bylaws, shall be the day on which the written consent is expressed; and (iii) for determining shareholders of record for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 13. INSPECTORS OF ELECTION. Before any meeting of shareholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and, on the request of any shareholder or his or her proxy which request is approved by the holders of a majority of the outstanding shares entitled to vote in person or by proxy at such meeting, shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

                  Such inspector(s) shall: (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (ii) receive votes, ballots or consents; (iii) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes or consents; (v) determine when the polls shall close; (vi) determine the result; and (vii) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. POWERS. The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors; and all powers of the corporation, except those specifically reserved or granted to the shareholders by statute, the Articles of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed by and all corporate powers shall be exercised under the ultimate direction of, the Board of Directors.


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         SECTION 2. NUMBER OF DIRECTORS. The Board of Directors shall consist of such number of directors, not less than three (3) or more than five (5), as may be determined from time to time by the Board of Directors subject to the provisions of the Articles of Incorporation. The exact number of directors shall be four (4) until changed by the Board of Directors pursuant to and in accordance with the provisions of this Section 2 of this Article III of these Bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. The term of each director shall be for one year from the date of his election; however, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. At each annual election, the directors chosen to succeed those whose terms then expire shall be for the same term as the directors they succeed.

         SECTION 4. RESIGNATIONS AND VACANCIES. Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

                  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until his successor shall have been duly elected and qualified unless he shall resign, become disqualified, disabled or shall otherwise be removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the shareholder or shareholders holding a majority of the shares at the time outstanding having the right to vote for such directors may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                  A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal or any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

                  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon.


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         SECTION 5. PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or outside of the State of California that have been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall he held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside of the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

         SECTION 6. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President; a Vice President; or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

         SECTION 8. SPECIAL MEETINGS; NOTICE. Special meetings of the Board if Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

                  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         SECTION 9. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.


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         SECTION 10. WAIVER OF NOTICE. Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting or (ii) who attends the meeting without protesting, prior thereto, or at its commencement, the lack of notice to such directors. All such waivers, consents and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         SECTION 11. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         SECTION 12. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 8 of this Article III of these Bylaws, to the directors who were not present at the time of the adjournment.

         SECTION 13. BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         SECTION 14. ADVISORY DIRECTORS. The Board of Directors from time to time may appoint one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the Board of Directors, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board of Directors. The period during which the title of Advisory Director shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title of Advisory Director shall be held at the pleasure of the Board of Directors.

         SECTION 15. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 14 of this Article III of these Bylaws shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.


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                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of dissolution, removing or indemnifying directors or amending these Bylaws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless the Board of Directors otherwise provides, each committee may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business.

         SECTION 2. MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the bylaw provisions applicable to meetings and actions of the Board of Directors as provided in Article III of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee and that special meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for the government of any committee not in violation of or otherwise inconsistent with the laws of the State of California, the Articles of Incorporation of the corporation or the provisions of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Chief Financial Officer, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected in accordance with the provisions of Section 3 of this Article V. One person may hold more than one office. Officers may be, but need not be, directors or shareholders of the corporation.

         SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except those elected by delegated authority pursuant to Section 3 of this
Article V, shall be chosen by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal, subject to the rights, if any, of an officer under any contractor of employment.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may from time to time appoint such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer or agent may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         SECTION 5. VACANCIES IN OFFICE. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such officer has been delegated pursuant to Section 3 of this
Article V, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the shareholders and of the Board of Directors, and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no President, then the Chairman of the Board shall have powers and authority identical to those of the President.

         SECTION 7. PRESIDENT. The President, if such an officer be elected, shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the corporation. He shall have authority to sign, execute, and acknowledge, in the name of the corporation deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or these Bylaws, to some other officer or agent of the corporation. He shall, from time to time, in his discretion or at the order of the Board of Directors, submit to the Board of Directors reports of the operations and affairs of the corporation. He shall also perform such other duties and have such other powers as may be assigned to him from time to time by the Board of Directors. If there is no Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors.

         SECTION 8. VICE PRESIDENTS. The corporation may have one or more Vice Presidents, having such duties as from time to time may be determined by the Board of Directors, the President, these Bylaws or the Chairman of the Board. In the absence or disability of the President, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the President.


         SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept full minutes of all meetings of the shareholders and of the Board of Directors; shall be ex officio Secretary of the Board of Directors; shall attend all meetings of the shareholders and of the Board of Directors; and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall also keep, or cause to be kept, a share register, or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The Secretary shall give, or cause to be given, notices of all meetings of the shareholders of the corporation and of the Board of Directors; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the company under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision he or she shall be. The Board of Directors may elect one or more assistant secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the President.

         SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have or provide for the custody of all funds, securities and other property of the corporation; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the corporation; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of corporate funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of his office in books belonging to the corporation; shall, whenever so required by the Board of Directors, render an accounting showing his transactions as Chief Financial Officer, and the financial condition of the corporation; and, in general, shall discharge any other duties as may from time to time be assigned to him by the Board of Directors. The Board of Directors may elect one or more assistant treasurers to perform the duties of the Chief Financial Officer as shall from time to time be assigned to them by the Board of Directors or the Chief Financial Officer.

                                   ARTICLE VI

                  INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

         SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of California, indemnify each of its directors and officers of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this Article VI, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         SECTION 2. INDEMNIFICATION OF OTHERS. The corporation shall have the power to the extent and in the manner permitted by the General Corporation Law of the State of California to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         SECTION 3. PAYMENT OF EXPENSES IN ADVANCE. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an authorized representative to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as required in this Article VI or authorized by law.

         SECTION 4. PROCEDURE FOR EFFECTING INDEMNIFICATION. Indemnification under Sections 1 or 2 of this Article VI shall be made when ordered by a court and shall be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders of the corporation.

         If a claim under this Article VI is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he had met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         SECTION 5. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation of the corporation..

         SECTION 6. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article VI.

         SECTION 7. CONFLICTS. No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (i) that it would be inconsistent with a provision of the Articles of Incorporation of the corporation, these Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         SECTION 1. INSPECTION OF SHARE REGISTER. A shareholder or shareholders of the corporation who hold at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and share holdings during usual business hours on at least five (5) days' written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their share holdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

         The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

         Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

         SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

         SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and the minutes of proceedings of the shareholders, of the Board of Directors, and of any committee or committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

         The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

         SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

         SECTION 5. ANNUAL REPORT TO SHAREHOLDERS; WAIVER. The Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 5 of Article II of these Bylaws for giving notice to shareholders of the corporation.

         The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

         The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

         SECTION 6. FINANCIAL STATEMENTS. If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request, within thirty (30) days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

         If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and for a balance sheet of the corporation as of the end of that period, then the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 6 shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.


         The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

         SECTION 7. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President or any vice president, the Chief Financial Officer, the Secretary or an assistant secretary of the corporation, or any person authorized by the Board of Directors or the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by such person director or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

         SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of the State of California.

         If the Board of Directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

         SECTION 2. CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 4. CERTIFICATES FOR SHARES. A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Vice Chairman of the Board or the President or a vice president and by the Chief Financial Officer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

         In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one ore more registrars, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

         SECTION 5. LOST CERTIFICATES. Except as provided in this Section 5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         SECTION 6. ACCOUNTING YEAR. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 7. CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of California shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, then the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

         SECTION 2. AMENDMENT BY DIRECTORS. Subject to the rights of shareholders as provided in Section 1 of this Article IX of these Bylaws, bylaws, other than bylaws or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

                            CERTIFICATE OF SECRETARY

                                       OF

                             TELENETICS CORPORATION
                           (a California corporation)

         I hereby certify that I am the duly elected and acting Secretary of Telenetics Corporation, a California corporation, and that the foregoing Restated and Amended Bylaws, comprising 18 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors and shareholders of said corporation.


Dated as of November 12, 1998


                                                   /S/ SHALA SHASHANI
                                                   -----------------------------
                                                   Shala Shashani, Secretary